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                                                                      EXHIBIT 22


                    LISTING OF SUBSIDIARIES OF THE REGISTRANT



Subsidiary                       State of Incorporation
-------------------------------------------------------
Geneva Steel LLC                        Delaware

Iron Ore Mines LLC (DEL)                Delaware

Williams Farm LLC (DEL)                 Delaware

Vineyard Management Company (DEL)       Delaware

Vineyard Iron Company (DEL)             Delaware

CPICOR Management Company, LLC          Delaware